Exhibit 99.1

Anworth Reports First Quarter 2016 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--May 5, 2016--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the first quarter ended March 31, 2016.

Earnings

The following table summarizes the Company’s Core Earnings, GAAP net loss and Comprehensive Income for the three months ended March 31, 2016 (dollar amounts in thousands):

	Three Months Ended
	March 31, 2016
	(unaudited)
		Per
		Weighted
Earnings	Earnings	Share
Core Earnings	$13,536	$0.14
GAAP net loss to common stockholders	$(21,891)	$(0.22)
Comprehensive loss	$(11,393)	$(0.12)

Core Earnings is a non-GAAP financial measure which is explained and reconciled to GAAP net loss to common stockholders in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release. Comprehensive Income is shown on the consolidated statements of comprehensive income included in this earnings release.

Portfolio

At March 31, 2016, the composition of the Company’s portfolio at fair value was as follows (dollar amounts in thousands):

	March 31, 2016
	Dollar Amount	Percentage
Agency MBS:
ARMS and hybrid ARMs	$3,630,029	54.5%
Fixed-rate Agency MBS	725,761	10.9%
TBA Agency MBS	713,430	10.8%
Total Agency MBS	$5,069,220	76.2%
Non-Agency MBS	662,054	9.9%
Residential mortgage loans(1)	911,514	13.7%
Residential real estate	14,337	0.2%
Total Portfolio	$6,657,125	100.0%
Total Assets	$6,729,008
_________
(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company.

Agency MBS

At March 31, 2016, the allocation of the Company’s agency mortgage-backed securities, or Agency MBS, was approximately 71% adjustable-rate and hybrid adjustable-rate MBS, 15% fixed-rate MBS and 14% fixed-rate TBA Agency MBS as detailed below (dollar amounts in thousands):

March 31,
2016

Fair value of Agency MBS and TBA Agency MBS	$5,069,220
Adjustable-rate Agency MBS coupon reset (less than 1 year)	41%
Hybrid adjustable-rate Agency MBS coupon reset (1-2 years)	4%
Hybrid adjustable-rate Agency MBS coupon reset (2-3 years)	2%
Hybrid adjustable-rate Agency MBS coupon reset (3-4 years)	8%
Hybrid adjustable-rate Agency MBS coupon reset (4-5 years)	6%
Hybrid adjustable-rate Agency MBS coupon reset (5-7 years)	7%
Hybrid adjustable-rate Agency MBS coupon reset (>7 years)	3%
15-year fixed-rate Agency MBS	11%
15-year fixed-rate TBA Agency MBS	14%
20-year and 30-year fixed-rate Agency MBS	4%
100%

At March 31, 2016, the key metrics of the Company’s Agency MBS portfolio were as follows (dollar amounts in thousands):

March 31,
2016
Weighted Average Coupon:
Adjustable-rate Agency MBS	2.65%
Hybrid adjustable-rate Agency MBS	2.42
15-year fixed-rate Agency MBS	2.71
15-year fixed-rate TBA Agency MBS	2.64
20-year and 30-year fixed-rate Agency MBS	4.30
Total Agency MBS:	2.64%
Average Amortized Cost:
Adjustable-rate Agency MBS	103.19%
Hybrid adjustable-rate Agency MBS	103.12
15-year fixed-rate Agency MBS	103.63
15-year fixed-rate TBA Agency MBS	102.65
20-year and 30-year fixed-rate Agency MBS	103.10
Total Agency MBS:	103.03%
Current yield (weighted average coupon divided by average amortized cost)	2.56%
Unamortized premium	$128.5 million
Unamortized premium as a percentage of par value	3.03%
Premium amortization expense on Agency MBS for the first quarter 2016	$7.4 million

March 31,
2016
Constant prepayment rate (CPR) of Agency MBS	17%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	18%
Weighted average term to next interest rate reset on Agency MBS	27 months

Non-Agency MBS

The following table summarizes the Company’s Non-Agency MBS at March 31, 2016 (dollar amounts in thousands):

			Weighted Average
	Fair	Current	Amortized
Loan Type	Value	Principal	Cost	Coupon	Yield

Prime	$52,496	$66,450	81.26%	4.51%	5.86%
Alt-A	407,523	526,924	79.74%	5.33%	5.54%
Subprime	51,977	55,872	95.21%	4.42%	5.46%
Non-performing	150,058	157,094	98.50%	4.65%	5.59%
Total Non-Agency MBS	$662,054	$806,340	84.59%	5.07%	5.57%

Residential Mortgage Loans

The following table summarizes the Company’s residential mortgage loans at March 31, 2016 (dollar amounts in thousands):

Residential mortgage loans held-for-investment	$911,514
Asset-backed securities issued by securitization trusts	$857,965
Retained interest in loans held in securitization trust	$53,549

Residential Real Estate

At March 31, 2016, Anworth Properties, Inc. owned 88 single-family residential rental properties located in Southeastern Florida that are carried at a total cost, net of accumulated depreciation, of $14.3 million.

MBS Portfolio Financing and Leverage

	March 31, 2016
	Agency	Non-Agency	Total
	MBS	MBS	MBS
Repurchase Agreements:	(dollar amounts in thousands)
Outstanding repurchase agreement balance	$3,885,000	$475,991	$4,360,991
Average interest rate	0.68%	2.02%	0.83%
Average maturity	29 days	14 days	28 days
Average interest rate after adjusting for interest rate swaps			1.28%
Average maturity after adjusting for interest rate swaps			669 days

At March 31, 2016, the Company’s leverage multiple was 6.2x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 7.2x at March 31, 2016.

Interest Rate Swaps and Eurodollar Futures Contracts

At March 31, 2016, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts (in thousands), weighted average fixed rates and remaining terms:

	March 31, 2016
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years

Less than 12 months	$1,150,000	0.70%	7	0.58
1 year to 2 years	715,000	0.92	18	1.50
2 years to 3 years	525,000	1.03	28	2.33
3 years to 5 years	416,000	1.60	49	4.08
5 years to 7 years	320,000	2.54	75	6.25
7 years to 10 years	200,000	3.00	90	7.50
	$3,326,000	1.23%	29	2.42

At March 31, 2016, the notional amount of our Swaps was $3.326 billion and the weighted average fixed rate was 1.23%.

At March 31, 2016, the Company’s short position in Eurodollar Futures Contracts had the following notional amount (in thousands) and weighted average purchase price:

	March 31, 2016
	Eurodollar Futures Contracts
		Weighted
		Average
	Notional	Purchase
Expiration	Amount	Price
Less than 12 months	$3,950,000	$99.07

Effective Net Interest Rate Spread

March 31,
2016
Average asset yield, including TBA dollar roll income	2.84%
Effective cost of funds	1.73
Effective net interest rate spread	1.11%

The components of the effective net interest rate spread are non-GAAP financial measures and are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release.

Dividend

On March 17, 2016, the Company declared a quarterly common stock dividend of $0.15 per share for the first quarter ended March 31, 2016. Based upon the closing price of $4.66 on March 31, 2016, the annualized dividend yield on the Company’s common stock at March 31, 2016 was 12.88%.

Book Value Per Common Share

At March 31, 2016, the Company’s book value was $6.00 per share of common stock, which was a decrease of $0.25 from $6.25 in the prior quarter.

The $0.15 quarterly dividend and the $0.25 decrease in book value per share resulted in a return on equity to common stockholders of (1.60)% for the quarter ended March 31, 2016.

Share Repurchases

During the quarter ended March 31, 2016, the Company repurchased an aggregate of 2,167,451 shares of its common stock at a weighted average price of $4.34 per share. Based upon the book value per share of common stock of $6.25 at December 31, 2015, the economic benefit to common stockholders from these repurchases was approximately $4.1 million, or approximately $0.04 per share. The economic benefit from increases in book value per share as a result of share repurchases is not included in GAAP net loss to common stockholders.

Subsequent Events

From April 1, 2016 through May 4, 2016, the Company repurchased an aggregate of 431,298 shares of its common stock at a weighted average price of $4.67 per share under its share repurchase program.

Conference Call

The Company will host a conference call on Friday, May 6, 2016 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss its first quarter 2016 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on May 6, 2016. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10085835. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). Our principal business is to invest primarily in mortgage-backed securities on a leveraged basis. Income generated for distribution to our shareholders is based primarily on the difference between the yield on our mortgage assets and the cost of our borrowings. We qualify as a REIT for federal income tax purposes and are not subject to federal corporate income taxes on distributions to our stockholders. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31,	December 31,
	2016	2015
		(audited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$4,186,554	$4,694,731
Agency MBS at fair value	147,420	173,344
Paydowns receivable	21,816	24,707
	$4,355,790	$4,892,782
Non-Agency MBS at fair value (including $579,277 and $596,831 pledged to counterparties at March 31, 2016 and December 31, 2015, respectively)	662,054	682,061
Residential mortgage loans held-for-investment(1)	911,514	969,172
Residential real estate	14,337	14,363
Cash and cash equivalents	12,547	5,754
Restricted cash	30,029	39,230
Interest and dividends receivable	19,089	17,525
Derivative instruments at fair value	6,970	12,470
Prepaid expenses and other	3,248	2,983
Total Assets:	$6,015,578	$6,636,340
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$13,002	$13,443
Repurchase agreements	4,360,991	4,915,528
Asset-backed securities issued by securitization trusts(1)	857,965	915,486
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	58,186	34,547
Dividends payable on Series A Preferred Stock	1,035	1,035
Dividends payable on Series B Preferred Stock	394	394
Dividends payable on Series C Preferred Stock	207	207
Dividends payable on common stock	14,539	14,861
Accrued expenses and other	6,415	1,308
Total Liabilities:	$5,350,114	$5,934,189
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $25,241, respectively); 1,010 and 1,010 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	$23,924	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($10,848 and $10,848, respectively); 434 and 434 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	10,039	10,039
Common Stock: par value $0.01 per share; authorized 200,000 shares, 96,939 shares issued and 96,836 shares outstanding at March 31, 2016 and 99,078 shares issued and 98,944 shares outstanding at December 31, 2015, respectively	969	991
Additional paid-in capital	971,937	981,034
Accumulated other comprehensive income consisting of unrealized gains and losses	9,811	949
Accumulated deficit	(397,753)	(361,323)
Total Stockholders' Equity:	$641,540	$678,227
Total Liabilities and Stockholders' Equity:	$6,015,578	$6,636,340
_____________
(1)	The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At March 31, 2016 and December 31, 2015, total assets of the consolidated VIEs were $915 million and $972 million, respectively, and total liabilities were $861 million and $918 million, respectively.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Interest and other income:
Interest-Agency MBS	$20,765	$30,588
Interest-Non-Agency MBS	9,281	3,647
Interest-residential mortgage loans	9,313	-
Income-rental properties	410	370
Other interest income	12	10
	39,781	34,615
Interest Expense:
Interest expense on repurchase agreements	9,398	6,689
Interest expense on asset-backed securities	8,599	-
Interest expense on junior subordinated notes	346	315
	18,343	7,004
Net operating income	21,438	27,611
Provision for loan losses	-	-
Net operating income after provision for loan losses	21,438	27,611
Operating Expenses:
Management fee to related party	(2,044)	(2,336)
General and administrative expenses	(1,568)	(1,279)
Total operating expenses	(3,612)	(3,615)
Other (Loss):
(Loss) on sales of Agency MBS	(3,239)	-
(Loss) on sales of Non-Agency MBS	-	(3)
(Loss) on interest rate swaps, net	(50,219)	(46,488)
Gain on derivatives-TBA Agency MBS, net	15,354	8,525
Gain (loss) on derivatives-Eurodollar Futures Contracts	22	(2,338)
Recovery on Non-Agency MBS	1	1
Total other (loss)	(38,081)	(40,303)
Net (loss)	$(20,255)	$(16,307)
Dividend on Series A Cumulative Preferred Stock	(1,035)	(1,035)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(394)
Dividend on Series C Cumulative Redeemable Preferred Stock	(207)	(111)
Net (loss) to common stockholders	$(21,891)	$(17,847)
Basic (loss) per common share	$(0.22)	$(0.17)
Diluted (loss) per common share	$(0.22)	$(0.17)
Basic weighted average number of shares outstanding	97,704	107,228
Diluted weighted average number of shares outstanding	97,704	107,228

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)

	Three Months Ended
	March 31,
	2016	2015

Net (loss)	$(20,255)	$(16,307)
Available-for-sale Agency MBS, fair value adjustment	24,385	23,803
Reclassification adjustment for loss on sales of Agency MBS included in net (loss)	3,239	-
Available-for-sale Non-Agency MBS, fair value adjustment	(22,333)	2,157
Reclassification adjustment for loss on sales of Non-Agency MBS included in net (loss)	-	3
Unrealized gains on derivatives	3,369	6,108
Reclassification adjustment for interest expense on swap agreements included in net (loss)	202	524
Other comprehensive income	8,862	32,595
Comprehensive (loss) income	$(11,393)	$16,288

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net loss to common stockholders” for the quarter ended March 31, 2016 to “Core Earnings” for the same period. Core Earnings represents “net loss to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income for the quarter ended March 31, 2016 (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process. Management also believes the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate and compare the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the quarter ended March 31, 2016. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended		Three Months Ended
	March 31, 2016		March 31, 2015
	Amount	Per Share	Amount	Per Share
	(in thousands)		(in thousands)
Net loss to common stockholders	$(21,891)	$(0.22)	$(17,847)	$(0.17)
Adjustments to derive core earnings:
Loss on sales of Agency MBS	3,239	0.04	-	-
Loss on sales of Non-Agency MBS	-	-	3	-
Loss on interest rate swaps	50,219	0.51	46,488	0.43
Gain on derivatives-TBA securities, net	(15,354)	(0.16)	(8,525)	(0.08)
(Gain) loss on derivatives-Eurodollar Futures Contracts	(22)	-	2,338	-
Recovery on Non-Agency MBS	(1)	-	(1)	-
Amortization of other comprehensive income on de-designated swaps(1)	202	-	524	0.01
Periodic net settlement on interest rate swaps after de-designation(2)	(6,761)	(0.07)	(10,923)	(0.10)
Dollar roll income on TBA securities(3)	3,777	0.04	4,165	0.04
Gain (loss) from expiration of Eurodollar Futures Contracts	128	-	(32)	-
Core earnings	$13,536	$0.14	$16,190	$0.13
Basic weighted average number of shares outstanding	97,704		107,228
_____________
(1)	This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.
(2)	Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net loss to common stockholders.
(3)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “Gain on derivatives-TBA Agency MBS” and “Derivative income-TBA Agency MBS” that are shown on the Company’s statements of operations.

Effective Net Interest Rate Spread

	Three Months Ended		Three Months Ended
	March 31, 2016		March 31, 2015
		Annualized		Annualized
	Amount	Percentage	Amount	Percentage
	(in thousands)		(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest and other income	$39,781	2.59%	$34,615	1.97%
Dollar roll income on TBA Agency MBS(1)	3,777	0.25%	4,165	0.24%
Total interest income and average asset yield, including TBA dollar roll income	$43,558	2.84%	$38,780	2.21%
Effective Cost of Funds:
Total interest expense	$18,343	1.28%	$7,004	0.44%
Periodic net settlement on interest rate Swaps after de-designation(2)	6,761	0.47%	10,923	0.68%
Amortization of other comprehensive income on de-designated Swaps(3)	(202)	-0.01%	(524)	-0.03%
(Gain) loss on expiration of Eurodollar Futures Contracts	(128)	-0.01%	32	0.00%
Effective total interest expense and effective cost of funds	$24,774	1.73%	$17,435	1.09%
Effective net interest rate spread		1.11%		1.12%
Average earning assets	$6,134,075		$7,018,782
Average borrowings	$5,740,978		$6,375,192
_____________
(1)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “(loss) gain on derivatives-TBA Agency MBS” and “derivative income-TBA Agency MBS” that are shown on the Company’s statements of operations.
(2)	Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net loss to common stockholders.
(3)	This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
jhillman@anworth.com
http://www.anworth.com